UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Shareholders was held on June 20, 2016. The matters voted upon and the number of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, as to each such matter is set forth below.

1.	Election of Directors. The nominees for directors were elected based upon the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Thomas Michaud	14,235,880	86,328	911,252
Stanton Nelson	12,902,188	1,420,020	911,252
Joseph Harroz, Jr.	14,238,623	83,585	911,252
Steven L. List	14,238,623	83,585	911,252
Robert A. Moreno, M.D.	14,233,643	88,565	911,252
Lorin E. Patterson	14,235,880	86,328	911,252
Richard L. Zahn	14,235,880	86,328	911,252

2.	Approval of Executive Compensation. A proposal to approve on an advisory basis the compensation of the Company’s named executive officers was approved based on the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Executive Compensation	12,841,054	95,302	1,385,852	911,252

3.	Ratification of Appointment of Auditors. A proposal to approve the ratification of Hein & Associates LLP to serve as the independent registered public accounting firm of the Company for the year 2016 was approved based upon the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hein & Associates LLP	15,230,472	2,088	900	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: June 22, 2016	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer